POWER OF ATTORNEY

     The undersigned, directors of Gleason Corporation
("Company"), hereby constitute and appoint James S.
Gleason and Ralph E. Harper, or either of them, their respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign the name of the undersigned to the Company's fiscal 1997 Annual Report on Form 10-K, and to any amendment thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the related rules and regulations thereunder, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have signed and delivered these presents as of this 11th day of February, 1998.

Martin L. Anderson            John W. Guffey, Jr.
Martin L. Anderson            John W. Guffey, Jr.


Julian W. Atwater             Donald D. Lennox
Julian W. Atwater             Donald D. Lennox


Robert W. Bjork               William P. Montague
Robert W. Bjork               William P. Montague


David J. Burns                Robert A. Sherman
David J. Burns                Robert A. Sherman


J. David Cartwright           Robert L. Smialek
J. David Cartwright           Robert L. Smialek

James S. Gleason
James S. Gleason